Exhibit 1(b)

                            FORM OF

                       NYNEX CORPORATION

                        PREFERRED STOCK

                    UNDERWRITING AGREEMENT


                                               New York, New York

                                                           , 199


To the Representatives
     named in Schedule I
     hereto of the Underwriters
     named in Schedule II hereto

Dear Sirs:

          NYNEX Corporation, a Delaware corporation (the "Company"), may issue and sell from time to time one or more series of its preferred stock, par value $1.00 per share (the "Preferred Stock"), registered under the registration statement referred to in Paragraph 1(a) hereof (the "Securities" and individually a "Security"). The Company proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters") for whom you are acting as representatives (the "Representative"), a series of Securities with the title, terms and in the number of shares specified in Schedule I hereto (the "Firm Underwritten Securities" and individually a "Firm Underwritten Security"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to the number of additional Securities specified in Schedule I hereto on the terms and for the purposes set forth in Paragraph 2 hereof (the "Option Underwritten Securities"). The Firm Underwritten Securities and the Option Underwritten Securities, if purchased, are hereinafter collectively called the "Underwritten Securities." [The Underwritten Securities are convertible into shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company, upon the terms and subject to the conditions and adjustments set forth in the Certificate of Designations relating thereto (the "Certificate of Designations"), at the conversion price per share specified in Schedule I hereto.] If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representative" shall each be deemed to refer to such firm or firms.

          1.   The Company represents, warrants and agrees that:

               (a)  A registration statement [(No. 33-     ) and
     a registration statement]                   (No. 33-     )
     on Form S-3, including a prospectus, with respect to the Securities [has] [have] been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and [has] [each of such registration statements have] become effective. As used in this Agreement, (i) such registration statement [(No. 33- ___) and such registration statement] No. 33____), [each], as amended and supplemented to the date hereof [is] [are] hereinafter referred to as the "registration Statement,"

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     [Initial Registration Statement" and the "Last Registration
     Statement," respectively, singly as a "Registration Statement," and collectively as "Registration Statements']
     (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in the [Registration Statement] [Last Registration Statement], or amendments or supplements thereof, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the [Registration Statement] [Last Registration Statement]; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus.

          (b) The Registration Statement [s] and each Prospectus contain[s], and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 6(c) hereof, all statements which are required by the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations of the Commission under such Acts; and the Registration Statement[s] and each Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not, at any time during the period specified in Paragraph 6(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement[s] or any Prospectus in reliance and based upon written information furnished to the Company through the Representative by or on behalf of any Underwriter.

          (c) Neither the Company nor any of the subsidiaries of the Company is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement, the compliance by the Company with the provisions of the Underwritten Securities and the issuance and delivery of the Underwritten Securities [and the Common Stock issuable upon conversion of the Underwritten Securities] will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws of the Company or any subsidiary of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any subsidiary of the Company or their respective properties; and except as required by the Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, except such as have been obtained under the Act and such other approvals as have been obtained.

          (d) All the outstanding shares of capital stock of New York Telephone Company and New England Telephone and Telegraph Company (the "Telephone Companies") have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Telephone Companies are owned by the Company directly, free and clear of any security interests, claims, liens or encumbrances.

          (e) Except as described in or contemplated by the Registration Statement[s] and each Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company from the dates as of which information is given in the Registration Statement[s] and each Prospectus.

          (f) Coopers & Lybrand, whose report appears in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in each Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (g) On each Delivery Date (as defined in Paragraph 5 hereof) (i) the Underwritten Securities will have been duly and validly authorized and, upon payment for the Underwritten Securities as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable [,
     (ii) all of the shares of Common Stock issuable upon conversion of the Underwritten Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable] and (iii) the Underwritten Securities [and the Common Stock issuable upon conversion of the Underwritten Securities] will conform to the descriptions thereof contained in the Prospectus.

          (h) The Company has been duly incorporated, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership of property or conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company), and has power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

          (i) Except as described in each Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Registration Statement[s].

          (j) The financial statements filed as part of the Registration Statement[s] or included in any Preliminary Prospectus or Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 6(c) hereof, fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 6(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (k) The documents incorporated by reference into any Preliminary Prospectus or Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 6(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 6(c) hereof, timely filed as required thereby.

          (l) There are no contracts of other documents which are required to be filed as exhibits to the Registration Statement[s] by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement[s] or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

          (m) The Company has good and valid title to all or substantially all of its properties, except as otherwise indicated in the Prospectus.

          2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell the number of Firm Underwritten Securities set forth in Schedule I hereto to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the respective number of Firm Underwritten Securities set forth opposite its name in Schedule II hereto.

          In addition, the Company grants to the Underwriters an option to purchase up to the number of additional Option Underwritten Securities specified in Schedule I hereto. Such option is granted solely for the purpose of covering over allotments in the sale of Firm Underwritten Securities and is exercisable as provided in Paragraph 5 hereof. Option Underwritten Securities shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Underwritten Securities set forth opposite the name of such Underwriters in Schedule II hereto. The respective purchase obligations of each Underwriter with respect to the Option Underwritten Securities shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Underwritten Securities other than in 100 share amounts. The price and other terms of both the Firm Underwritten Securities and any Option Underwritten Securities shall be identical, as set forth in Schedule I hereto.

          3. The Company shall not be obligated to deliver any of the Underwritten Securities to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Underwritten Securities to be purchased on such Delivery Date as provided herein.

          4. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Underwritten Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the total number of Firm Underwritten Securities set forth therein to be purchased by all remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Underwritten Securities on such Delivery Date if the total number of Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total number of Underwritten Securities to be purchased on such Delivery Date, and any remaining non-defaulting

Underwriter shall not be obligated to purchase more than 110% of the number of Underwritten Securities set forth in Schedule II hereto to be purchased by it on such Delivery Date. If the foregoing maximums are exceeded, the remaining non-defaulting
Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportions as may be agreed upon among them, all the Underwritten Securities to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Underwritten Securities which the defaulting
Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second
Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Underwritten Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 6(k) hereof.

          Nothing contained in this Paragraph 4 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement[s], any Prospectus or in any other document or arrangement.

          5. Delivery of and payment for the Firm Underwritten Securities shall be made at such address, date and time as may be specified in Schedule I hereto. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver the Firm Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in next-day funds settled through the New York Clearing House. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Underwritten Securities shall be in fully registered form. Firm Underwritten Securities shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the Firm Underwritten Securities, the Company shall make the Firm Underwritten Securities available for inspection by the Representative in New York, New York, not later than 2:00 P.M., local time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement, the option granted in Paragraph 2 may be exercised by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of Option Underwritten Securities as to which the option is being exercised, the names in which the Option Underwritten Securities are to be registered, the denominations in which the Option Underwritten Securities are to be issued and the date and time, as determined by the Representative, when the Option Underwritten Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Underwritten Securities are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

          Delivery of and payment for the Option Underwritten Securities shall be made at the same address specified in
Schedule I for the delivery of the Firm Underwritten Securities (or at such other place as shall be determined by agreement between the Representative and the Company) on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver the Option Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in next-day funds settled through the New York Clearing House. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Underwritten Securities shall be in fully registered form. Option Underwritten Securities shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Second Delivery Date. For the purpose of expediting the checking and packaging of the Option Underwritten Securities, the Company shall make the Option Underwritten Securities available for inspection by the Representative in New York, New York, not later than 2:00 P.M., local time, on the business day prior to the Second Delivery Date.

          6.   The Company agrees:

          (a) To furnish promptly to the Representative and to counsel for the Underwriters a conformed copy of [the] [each] Registration Statement as originally filed and each amendment or supplement thereto filed prior to the date hereof or relating to or covering the Underwritten Securities, and a copy of each Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

          (b) To deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of [the] [each] Registration Statement (excluding exhibits other than the computation of the ratio of earnings to combined fixed charges and preferred stock dividends, the computation of per share earnings, the Certificate of Designations and this Agreement), (ii) each Prospectus and (iii) any documents incorporated by reference in any Prospectus;

          (c) To file with the Commission, during such period following the date hereof as, in the opinion of counsel for the Underwriters, any Prospectus that is required by law to be delivered, any amendment or supplement to [the] [any] Registration Statement or any Prospectus that may, in the judgment of the Company or the Representative, be required by the Act or requested by the Commission and not disapproved by the Representative;

          (d) Prior to filing with the Commission during the period referred to in (c) above (i) any amendment or supplement to [the] [any] Registration Statement, (ii) any Prospectus or any amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to such incorporated document, to furnish a copy thereof to the Representative and to counsel for the Underwriters and not to file any document that shall have been disapproved by the Representative;

          (e) To advise the Representative promptly (i) when any post-effective amendment to [the] [any] Registration Statement relating to or covering the Underwritten Securities becomes effective, (ii) of any request or proposed request by [the] [any] Commission for an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Underwritten Securities), to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of [the] [any] Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus,
     (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and

     (v) of the happening of any event which makes untrue any statement of a material fact made in [the] [any] Registration Statement (insofar as [the] [any such] Registration Statement relates to or covers the Underwritten Securities) or any Prospectus or which requires the making of a change in [the] [any such] Registration Statement or any Prospectus in order to make any material statement therein not misleading;

          (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of [the] [any such] Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

          (g) As soon as practicable, to make generally available to its security holders and to deliver to the Representative an earnings statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve months beginning after the latest of (i) the [most recent] effective date of [the] [any] Registration Statement, (ii) the effective date of the most recent post-effective amendment to [the] [any] Registration Statement that became effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement;

          (h) So long as any of the Underwritten Securities are outstanding, to furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (i)  To endeavor to qualify the Underwritten Securities
     [and the Common Stock issuable upon conversion of the Underwritten Securities] for offer and sale under the securities laws of such jurisdictions as the Representative may reasonably request;

          (j) To use its best efforts to obtain [(i)] the listing of the Underwritten Securities on the securities exchange, if any, set forth in Schedule I (the "Stock Exchange") on or prior to the First Delivery Date [and (ii) the listing of the Common Stock issuable upon conversion of the Underwritten Securities on such Stock Exchange prior to the initial issuance of such Common Stock], and to cause such listing[s] to be continued so long as any number of the Securities [or the Common Stock issuable upon conversion of the Underwritten Securities] remains outstanding; to furnish from time to time any and all documents, instruments, information and undertakings that may be necessary in order to effect such listing; and to maintain the same until none of the Underwritten Securities [or the Common Stock issuable upon conversion of the Underwritten Securities] is outstanding or until such time as payment of principal of and premium, if any, and interest on all the Underwritten Securities has been duly provided for, whichever is earlier; provided that if the Company can no longer reasonably maintain such listing[s], the Company shall use its best efforts to obtain and maintain the quotation for, or listing of, the Underwritten Securities [and the Common Stock issuable upon conversion of the Underwritten Securities] on such other securities exchange or exchanges as the Company may, with the approval of the Representative, determine;

          (k) To pay the costs incident to the authorization, issuance, sale and delivery of the Underwritten Securities [and any Common Stock issuable upon conversion of the Underwritten Securities] and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of [the] [each] Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any, document and any amendments and exhibits thereto required to be filed by the Company under the

     Exchange Act; the costs of distributing [the] [each] Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement; the costs of any filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities [and any Common Stock issuable upon conversion of the Underwritten Securities] under the securities laws of the several jurisdictions as provided in this paragraph and of preparing and printing a Blue Sky Memorandum [and a Legal Investment Survey] (including fees of counsel to the Underwriters); the cost of listing the Underwritten Securities [and the Common Stock issuable upon conversion of the Underwritten Securities] on the Stock Exchange; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement, provided that, except as provided in this paragraph and in Paragraph 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters;

          (l) Until the termination of the offering of the Underwritten Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

          (m) During the period beginning on the date hereof and continuing for a period of ____ days after the last Delivery Date, without the consent of the Representative, [neither] the Company [nor any subsidiary of the Company which has entered into a support agreement with the Company] shall issue or announce the proposed issuance of any shares of its capital stock which is preferred as to the payment of dividends or as to the distribution of assets upon any liquidation or dissolution of the Company, over shares of any other class of capital stock of the Company.

          7. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, [the] [any] Registration Statement or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, [the] [any] Registration Statement or any Prospectus in reliance and based upon written information furnished to the Company through the Representative by or on behalf of any Underwriter; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of any Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from noncompliance by the Company with Paragraph 6(b) hereof.

For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus of any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

          (b) Each Underwriter shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed [the] [any] Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action, arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, [the] [any] Registration Statement or any Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance and to and upon written information furnished to the Company through the Representative by or on behalf of that Underwriter, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

          (c) Promptly after receipt by an indemnified party under this Paragraph 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 7, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Paragraph 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided that the Representative shall have the right to employ one counsel to represent the Representative, those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Paragraph 7 if, in the reasonable judgment of the Representative, it is advisable for the Representative, those Underwriters and controlling persons to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Paragraph 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Paragraph 7 shall for any reason be unavailable to an indemnified party under Paragraph 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Underwritten Securities and the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 7(d) shall be deemed to include, for purposes of this Paragraph 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 7(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The indemnity agreements contained in this Paragraph 7 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 6 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

          8. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Firm Underwritten Securities, if, during the period beginning on the date hereof to and including the First Delivery Date, (a) there shall have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation, (b) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (c) a banking moratorium shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or material escalation of hostilities the effect of which on the financial markets or the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Underwritten Securities, or (e) any change or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, shall have occurred the effect of which is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the delivery of the Underwritten Securities.

          9. The respective obligations of the Underwriters under this agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on each Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

          (a) At or before such Delivery Date, no stop order suspending the effectiveness of [the] [any] Registration Statement nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in [the] [any] Registration Statement or any Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to [the] [any] Registration Statement or any Prospectus (or any document incorporated by reference therein) that shall have been disapproved by the Representative.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that [the] [any] Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities, the Certificate of Designations, [the Common Stock issuable upon conversion of the Underwritten Securities] and the form of [the] [any] Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Simpson Thacher & Bartlett, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable it to pass upon such matters

          (d) Raymond F. Burke, Executive Vice President and General Counsel of the Company, shall have furnished to the Representative his opinion addressed to the Underwriters and dated such Delivery Date, as Executive Vice President and General Counsel of the Company, to the effect that:

                 (i)     The Company has been duly incorporated
          and is validly existing and in good standing under the laws of the State of Delaware;

                (ii)     The Company is duly qualified to do
          business and is in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company), and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

               (iii) All the outstanding shares of capital stock of the Telephone Companies have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Telephone Companies are owned by the Company directly, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                 (iv)    The Company has an authorized
          capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Underwritten Securities being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; [all of the shares of Common Stock issuable upon conversion of the Underwritten Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and nonassessable;]

                  (v) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Underwritten Securities [or the Common Stock issuable upon conversion of the Underwritten Securities] pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                (vi) The statements made in each Prospectus under the caption "Description of Preferred Stock" (or a comparable caption), insofar as they purport to constitute summaries of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

               (vii) [The] [Each] Registration Statement is effective under the Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission;

               (viii)    No order issued by the Commission
          directed to any document incorporated by reference in any Prospectus has been issued and, to the knowledge of such counsel, no challenge has been made by the Commission to the accuracy or adequacy of any such document;

                 (ix)    Such counsel does not know of any
          litigation or any governmental proceeding pending or threatened against the Company or any of its subsidiaries which would affect the subject matter of this Agreement or is required to be disclosed in any Prospectus (including the documents incorporated by reference therein) which is not disclosed and correctly summarized therein;

                 (x) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument;

                (xi) This Agreement has been duly authorized, executed and delivered by the Company;

               (xii)     The execution, delivery and
          performance of this Agreement, the issuance and sale of the Underwritten Securities being delivered on such Delivery Date by the Company, [the issuance and delivery of the Common Stock issuable upon conversion of the Underwritten Securities] and the compliance by the Company with the provisions of the Underwritten Securities will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Company or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries or their respective properties; and

               (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such other approvals (specified in such opinion) as have been obtained.

          In giving such opinion, such counsel need not express any opinion regarding any order, consent or other authorization or approval which may be legally required pursuant to any state securities law.

          Such opinion shall also state that [the] [each] Registration Statement and each Prospectus, as of their respective effective or issue dates, or if a post-effective amendment to [the] [any such] Registration Statement has become effective, as of the effective date of the last post-effective amendment thereto to become effective, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act (except that no opinion need be expressed as to the financial statements and other financial data contained therein) and each document incorporated by reference in each Prospectus as filed under the Exchange Act complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that no opinion need be expressed as to the financial statements and other financial data contained therein).

          Such opinion shall also contain a statement that such counsel has no reason to believe that (i) [the] [any] Registration Statement, on the date it became effective, or if a post-effective amendment to [the] [any such] Registration Statement has become effective, as of the effective date of the last such post-effective amendment thereto to become effective (or, with respect to [the] [any] Registration Statement, if the Company has filed an Annual Report on Form 10-K since such effective date, the date of the Company's most recent Annual Report on Form 10-K), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein), or (ii) the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no belief need be expressed as to the financial statements and other financial data contained therein);

          (e)  The Company shall have furnished to the
     Representative on such Delivery Date a certificate, dated such Delivery Date, of the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and a financial or accounting officer of the Company (which signatories shall not be employed in the same department) stating that:

             (i) The representations, warranties and agreements of the Company in Paragraph 1 hereof are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Paragraph 9(a) hereof have been fulfilled;

            (ii) They have carefully examined [the] [each] Registration Statement and each Prospectus and, in their opinion, (A) as of the date of each Prospectus, the Registration Statement[s] and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (B) since the date of each Prospectus, no event has occurred which should have been set forth in a supplement to or amendment of the Prospectus which has not been set forth in such a supplement or amendment.

          (f)  The Company shall have furnished to the
     Representative (i) a letter of Coopers & Lybrand, addressed to the Underwriters and dated the date hereof of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72 and covering such specified financial statement items as counsel for the Underwriters may reasonably have requested and (ii) a letter of Coopers & Lybrand, addressed to the Underwriters and dated such Delivery Date, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in subclause
     (i) above, confirming in all material respects the conclusions and findings set forth in such prior letter.

          (g) Simpson Thacher & Bartlett shall have furnished to the Representative its opinion addressed to the Underwriters and dated such Delivery Date, as counsel for the Underwriters, covering the matters set forth in Paragraph 9(d), except clauses (ii), (iii), (iv), (v), (vii), (viii),
     (ix), (x), (xii) and (xiii) thereof.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel for the Underwriters.

          10.  If the Company shall fail to tender the
Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 4 hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 4 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          11. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to the Representative at its address set forth in Schedule I hereto and any notice by the Underwriters to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 1113 Westchester Avenue, White Plains, New York 10604,
Attention: Treasurer.

          12. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed [the] [any] Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          14   This Agreement shall be governed by and construed
in accordance with the laws of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement among the Company and the several underwriters.

                                   Very truly yours,

                                   NYNEX Corporation

                              By______________________________
                                        Title:

The foregoing Agreement is hereby
  confirmed and accepted as of the
  date first above written.

[Name of Representative]
By [Name of Representative]

By
    Title:

For itself and as Representative
  of the several Underwriters
  named in Schedule II to the
  foregoing Agreement.

                           SCHEDULE I


Underwriting Agreement dated             , 199

Registration Statement[s] No. 33-

Representatives and Addresses:


Underwritten Securities:
     Title:

     Number:

     Liquidation Value:

     Interest Rate:

     Purchase Price:

     Public Offering Price:

     Redemption Provisions:

     [Conversion Price:]

     Stock Exchange Listing:

First Delivery Date, Time and Location:                , 199  at
                                             10 a.m. at the
                                             office of NYNEX
                                             Corporation,
                                             New York, NY

Maximum Number of Option
  Underwritten Securities:

                          SCHEDULE II

                                                  Number of Firm
                                                  Underwritten
Name of Underwriters
Securities

                                             $


          Total                                  ________________